FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

The DIRECTV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1106564
(State of incorporation or organization)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

Common Stock, $0.01 Par Value

Item 2. Exhibits.

The following documents are filed as a part of the registration statement (for the purposes of example only):

Exhibit No.                                Description
1.                      Amended and Restated Certificate of Incorporation of the Registrant -- (1)
2.                      Amended and Restated By-Laws of the Registrant -- (2)
3.                      Specimen Stock Certificate of the Registrant -- (3)
____________________

(1)	Incorporated by reference to Exhibit No. 99.2 to Registrant's Form 8-K filed on December 22, 2003, and incorporated herein by reference.
(2)	Incorporated by reference to Exhibit No. 99.3 to Registrant's Form 8-K filed on December 22, 2003, and incorporated herein by reference.
(3)	Incorporated by reference to Exhibit No. 4.1 to the Registrant's Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The DIRECTV Group, Inc.

Date: November 28, 2007	By: /s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President, General Counsel and Secretary